Exhibit 99.1

BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

SALT LAKE CITY, UTAH—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported financial results for its fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021

Total Revenue and Investment Income were $107.3 million and $148.3 million, respectively, for the quarter ended December 31, 2021. These results increased 50% and 87%, respectively, from the quarter ended December 31, 2020.

Net Income applicable to Bridge Investment Group Holdings LLC (the “Operating Company”) was $165.8 million for the quarter ended December 31, 2021, compared to $92.5 for the quarter ended December 31, 2020. On a basic and diluted basis, net income attributable to Bridge per share of Class A common stock was $0.52 for the quarter ended December 31, 2021.

Distributable Earnings of the Operating Company were $38.7 million for the quarter ended December 31, 2021, compared to $34.5 million on a proforma basis for the quarter ended December 31, 2020.

Full Year 2021

Total Revenue and Investment Income were $330.0 million and $334.2 million, respectively, for the year ended December 31, 2021, an increase of 42% and 219%, respectively, from the year ended December 31, 2020.

Net Income applicable to the Operating Company was $408.6 million for the year ended December 31, 2021, compared to $166.5 million for the year ended December 31, 2020. On a basic and diluted basis, net income attributable to Bridge per share of Class A common stock was $0.93 for the period from July 16, 2021 to December 31, 2021.

Distributable Earnings of the Operating Company on a proforma basis were $134.6 million for the year ended December 31, 2021, compared to $85.8 million on a proforma basis for the year ended December 31, 2020.

Robert Morse, Bridge’s Executive Chairman, remarked, “Bridge produced another record quarter to end a landmark year for our Company. Record capital raising and deployment drove our highest revenue quarter and our largest quarter for investment income, surpassing last quarter by nearly 87%. As a result, Bridge delivered distributable earnings of $134.6 million or $0.89 per share, which is a 51% increase over the prior year period. Bridge ended 2021 with $36.3 billion in gross AUM and dry powder of $2.7 billion. Momentum in both our legacy fund strategies and newer verticals, like logistics and net lease, position Bridge very well for growth in 2022 and beyond. In addition, Bridge took strides to drive incremental growth in January with our majority investment in the Gorelick Brothers single-family rental investment platform and portfolio recapitalization, which have significant revenue and operating synergies with our leading multifamily investment strategies. We are excited about our prospects in 2022 based on our robust fundraising and investment pipelines, new strategic opportunities like single-family rental, and a year-end balance of unrealized performance fees totaling $439.5 million.”

Jonathan Slager, Bridge’s Chief Executive Officer, added “Bridge delivered value to fund investors and shareholders in 2021 based on our differentiated approach to commercial real estate investment. Our specialized investment teams and vertical integration allowed Bridge to raise and deploy substantial capital efficiently in our managed funds. Over the fourth quarter and full year 2021, Bridge deployed a record $2.1 billion and $4.6 billion of capital, respectively, which in turn will drive our growth in Fee Related Earnings. Additionally, Bridge’s strategic focus in property sectors that benefit from inflationary growth such as residential and logistics position our fundraising and deployment for continued success in the years ahead.”

Common Dividend

Bridge declared a quarterly dividend of $0.21 per share of its Class A common stock, payable on March 25, 2022 to its Class A common stockholders of record at the close of business on March 11, 2022.

Additional Information

Bridge Investment Group Holdings Inc. issued a full detailed presentation of its fourth quarter and full year 2021 results, which can be viewed at www.bridgeig.com on the Investors section of our home page. The presentation is titled “Fourth Quarter 2021 Earnings Presentation.”

Conference Call and Webcast Information

The Company will host a conference call on March 3, 2022 at 8:30 a.m. ET to discuss its fourth quarter and full year 2021 results. Interested parties may access the conference call live over the phone by dialing 1-877-405-1210 (Toll Free) or 1-201-689-8721 (Toll/International) and requesting Bridge Investment Group Holdings Inc.’s Fourth Quarter and Full Year 2021 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The event will also be available live via webcast which can be accessed here or from our Investor Relations website https://ir.bridgeig.com.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on March 17, 2022 and can be accessed by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international), and providing the passcode 13726335.

About Bridge Investment Group Holdings Inc.

Bridge is a leading, vertically integrated real estate investment manager, diversified across specialized asset classes, with approximately $36.3 billion of assets under management as of December 31, 2021. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. real estate verticals: residential rental, office, development, logistics properties, net lease and real estate-backed credit.

Forward-Looking Statements

This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward-looking statements are based on our beliefs, assumptions and expectations as of the date made of our future performance, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge Investment Group Holdings Inc. undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates.

Investor Relations Contact:

Bonni Rosen

Bridge Investment Group Holdings Inc.

shareholderrelations@bridgeig.com

Media:

Charlotte Morse

Bridge Investment Group Holdings Inc.

(877) 866-4540

th 4 Quarter and Full Year 2021 Earnings Presentation MARCH 3, 2022

DISCLAIMER The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Quarterly Report on Form 10- Q filed with the United States Securities and Exchange Commission (the “SEC”) on August 17, 2021, which will be updated upon filing our Annual Report on Form 10-K for the year ended December 31, 2021, accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. 2

TODAY’S SPEAKERS ROBERT MORSE JONATHAN SLAGER DEAN ALLARA KATIE ELSNAB BONNI ROSEN Executive Chairman Chief Executive Officer Vice Chairman & Head Chief Accounting Head of Shareholder of Client Solutions Officer Relations Group 3

CHAIRMAN COMMENTARY

FULL YEAR 2021 – SUMMARY HIGHLIGHTS 1 Bridge achieved record results across a number of key indicators GAAP Metrics: • Total Revenue of $330.0 million, up 42% year-over-year • Investment Income of $334.2 million, compared to $104.7 million in 2020 ✓ • Net Income of $408.6 million, compared to $166.5 million in 2020 th st • GAAP EPS of $0.93 for the period July 16 to December 31 , 2021 • Fee Related Earnings (“FRE”) to the Operating Company of $105.3 million, up 51% year-over-year ✓ • Distributable Earnings (“DE”) of the Operating Company of $134.6 million, up 57% year-over-year • Realized performance allocation of $83.4 million, up 97% year-over-year ✓ • Unrealized accrued carry of $439.5 million, up 120% year-over-year • Gross AUM of $36.3 billion, up 44% year-over-year • Fee-earning AUM of $13.4 billion, up 31% year-over-year ✓ • Raised $5.0 billion of capital • Record deployment of $4.6 billion with dry powder of $2.7 billion • Pre-tax DE of $1.20 per share to the Operating Company ✓ • FRE per share of $0.94 1 All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred as of January 1, 2020 5

BRIDGE ACCOMPLISHMENTS IN 2021 Highly Successful IPO and Platform Growth • Listed on New York Stock Exchange on July 16, 2021 • New strategy launches - Logistics, Net Lease, Single-Family Rental (“SFR”) • Dramatically expanded our total addressable market Record Capital Raising, Deployment and Realizations • $5.0B capital raised • Balanced across retail and institutional • 36 new institutional investors • $4.6B equity deployed • Selective deployment into attractive transactions • Differentiated and proven due diligence process • $1.3B of asset realizations • Resulted in $83.4 million realized performance fees Expanded the Fundraising Team (CSG) Domestically and Abroad • $1.4B of capital raised internationally Strong Foundation for 2022 • Specialized focus on the highest growth property sectors • Hired 31 professionals and promoted 1 Senior MD and 9 MDs to augment an already strong team • Internalized fund administration – amplified employee engagement 6

PROVEN RECORD OF STRONG AND STEADY GROWTH Gross Assets Under Management (AUM) Fee-Related Revenue ($ in Bn) ($ in MM) Recurring Fund Mgmt. Fees: ~44% 5-Yr CAGR ~41% 5-Yr CAGR Total Fee-Related Revenue: ~30% 5-Yr CAGR (2016 – 2021) (2016 – 2021) $36.3 $254 $25.2 $181 $20.0 $166 $14.5 $108 $10.3 $77 $69 $6.4 2016 2017 2018 2019 2020 2021 2016 2017 2018 2019 2020 2021 1 Recurring Fund Management Fee Revenue Transaction and Other Fee Revenue 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees) 7

BRIDGE IS STRUCTURED TO SUCCEED Deep and Growing Market for Commercial Real Estate Investment 1 • Total Addressable Market estimated to be approximately $20.7 trillion • Institutions and Retail are underweight, but increasing allocations to CRE Highly Liquid and Active Asset Transaction Market 2 • Record commercial real estate transaction volumes of $840 billion • Bridge has substantial strategic advantages: • 1,800 employees vertically integrated across attractive markets with high- touch operating model and local expertise Purpose Built Alternative Investment Manager • U.S. market is the pre-eminent investment destination • Focused on the highest growth areas within Commercial Real Estate • Specialized investment teams and forward integrated into property management • Value-add is how Bridge creates alpha Fund Performance Drives Shareholder Returns ¹ Source: NAREIT, Costar 2 Source: Real Capital Analytics 8

COMPELLING INVESTMENT-LEVEL TRACK RECORD

Closed-End Funds (Investment Period Beginning, Ending Date)	As of December 31, 2021 Fund Gross IRR	Fund Net IRR
Equity Strategies Funds		
Multifamily		
Bridge Multifamily I (Mar 2009, Mar 2012)	21.0%	15.3%
Bridge Multifamily II (Apr 2012, Mar 2015)	30.2%	23.4%
Bridge Multifamily III (Jan 2015, Jan 2018)	28.2%	21.6%
Bridge Multifamily IV (Jun 2018, Jun 2021)	44.7%	34.4%
Total Multifamily Funds	**29.6%**	**23.2%**
Workforce & Affordable Housing		
Bridge Workforce Housing I (Aug 2017, Aug 2020)	40.1%	32.2%
Total Workforce & Affordable Housing Funds	**40.1%**	**32.2%**
Seniors Housing		
Bridge Seniors I (Jan 2014, Jan 2018)	6.9%	4.4%
Bridge Seniors II (Mar 2017, Mar 2020)	10.1%	6.8%
Total Seniors Housing Funds	**8.1%**	**5.3%**
Office		
Bridge Office I (Jul 2017, Jul 2020)	8.6%	5.8%
Bridge Office II (Dec 2019, Dec 2021)	33.3%	25.8%
Total Office Funds	**11.1%**	**7.8%**
Total Equity Strategies Funds	**24.0%**	**18.0%**
Debt Strategies		
Bridge Debt I (Sep 2014, Sep 2017)	8.4%	6.3%
Bridge Debt II (July 2016, July 2019)	11.8%	9.3%
Bridge Debt III (May 2018, May 2021)	14.2%	11.1%
Total Debt Strategies Funds	**12.6%**	**9.9%**

This is a summary only. See the "Appendix: Fund Performance Summary" for full details and notes regarding investment performance metrics.

- Continued strong performance for residential housing funds driven by Bridge's vertical integration approach
- Performance is driving demand for new commitments in our newly launched vehicles
- Excludes performance for strategies currently raising capital including: Multifamily, Workforce & Affordable Housing, Debt, Logistics Properties, Net Lease, Single-Family Rental, Development, Agency MBS

9

BRIDGE INVESTMENT GROUP

ESG INITIATIVES ARE CORE TO OUR CULTURE

Our commitment to ESG spans our organization as we seek to analyze, integrate and report ESG metrics across our assets, investments, and practices


ENVIRONMENTAL
SUSTAINABILITY OF INVESTMENT
MEASURING & REPORTING
BRIDGE INVESTMENT GROUP
SOCIAL / COMMUNITY & CITIZENSHIP
CROSS-DIVISIONAL INTEGRATION
GOVERNANCE
SOCIAL

Measuring & Reporting

- Seeking alignment with industry-leading benchmarks and global frameworks such as Global Impact Investing Network's ("GIIN") & UN Principles for Responsible Investment ("UNPRI") provides unbiased assessment of progress and best practices [1]
- Detailed impact reporting with GIIN Impact Reporting and Investing Standards ("IRIS") metrics provides actionable level of intelligence [1]

Sustainability of Investment

- Seeking to integrate ESG and sustainability parameters into investment due diligence process in certain equity strategies as a defining criteria for asset, market and vendor selection
- Benchmark against industry and global practices

Cross-Divisional Integration

- Cross-Functional Steering Committee integration of business lines and leadership for common framework and decision making, opportunity assessment and risk mitigation
- ESG implementation coordinated across Bridge's operating platform and equity verticals

Social / Community & Citizenship

- Serves as a leader in community revitalization, with Social & Community Programming, such as Bridge Community Enhancement Initiative ("BCEI"), integrated into Workforce & Affordable Housing assets
- Citizenship initiatives, including charitable giving, employee engagement, mission and values and Diversity & Inclusion embedded into firm governance and structure

Select Associations

PRI Principles for Responsible Investment; GRESB; TCFD Task Force on Climate-Related Financial Disclosures; Sustainable Development Goals; Ceres; GIIN

Select ESG Awards

- 2021 Pension Bridge ESG Strategy of the Year Award [2]
- 2021 ESG Investing Awards Private Equity [2]
- 2021 ESG Investing Awards Real Estate [2]

1. For our Workforce and Affordable Housing funds and our Opportunity Zone funds
2. For Workforce and Affordable Housing strategy. Awards are based on self-reported data and are not intended to imply any endorsement or testimonial from any of these organizations.

10

BRIDGE INVESTMENT GROUP

TH 4 QUARTER SUMMARY HIGHLIGHTS

TH 4 QUARTER – SUMMARY HIGHLIGHTS 1 Bridge achieved record results across a number of key indicators GAAP Metrics: • Total Revenue of $107.3 million, up 50% year-over-year • Investment Income of $148.3 million, compared to $79.2 million in the same period a year ago ✓ • Net Income of $165.8 million, compared to $92.5 million in the same period a year ago • GAAP EPS of $0.52 • Fee Related Earnings (“FRE”) to the Operating Company of $35.5 million, up 57% year-over-year ✓ • Distributable Earnings (“DE”) of the Operating Company of $38.7 million, up 12% year-over-year • Realized performance allocation of $10.3 million ✓ • Unrealized accrued carry of $439.5 million, up 120% year-over-year • Gross AUM of $36.3 billion, up 44% year-over year • Fee-earning AUM of $13.4 billion, up 31% year-over-year ✓ • Raised $2.3 billion of capital • Record deployment of $2.1 billion with dry powder of $2.7 billion • Pre-tax DE of $0.35 per share to the Operating Company ✓ • Declared dividend of $0.21 per share to shareholders of record on March 11, 2022 1 All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred as of January 1, 2020 12

TH 4 QUARTER – SUMMARY RESULTS 1 2 Fee Related Earnings Fee-Earning Assets Under Management (FEAUM) ($ in MM) ($ in Bn) $120 $105 $14.0 $100 $13.4 $13.0 $80 $70 $12.1 $12.0 $60 $10.8 $11.0 $10.3 $36 $10.2 $40 $30 $25 $23 $10.0 $20 $9.2 $15 $14 $14 $9.0 $20 $8.7 $9.0 $- $8.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2020 2021 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 2020 2020 2020 2020 2021 2021 2021 2021 Total AUM: $20 $22 $23 $25 $26 $29 $36 $32 2 1 2 Realized Performance Related Earnings Pre-tax Distributable Earnings ($ in MM) ($ in MM) $160 $83 $90 $135 $140 $80 $120 $70 $100 $86 $60 $50 $42 $80 $36 $40 $31 $60 $28 $42 $39 $37 $34 $30 $40 $22 $17 $20 $15 $15 $10 $20 $6 $5 $4 $4 $10 $- $- Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2020 2021 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2020 2021 2020 2020 2020 2020 2021 2021 2021 2021 2020 2020 2020 2020 2021 2021 2021 2021 ¹ Fee Related Earnings and Pre-tax Distributable Earnings to the Operating Company 2 All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period 13

LONG DURATION CAPITAL DRIVES FEE VISIBILITY • $2.3 billion raised in 4th quarter 3 FEAUM by Remaining Duration continued to drive strong recurring fund management fee growth Perpetual, 1% 0-3 Years, 4% • Capital commitments raised in 4th 3-5 Years, 19% quarter averaged 10.8 years in duration 10+ Years, 36% • In addition to fund lives increasing in duration, we have two open-end perpetual funds – Agency MBS and Net Lease 5-7 Years, 20% • Our weighted-average FEAUM by 1 remaining duration is 8.0 years versus 2 7.2 years at the end of 2020 7-10 Years, 19% 1 Weighted-average fund life for closed-end funds as of December 31, 2021 2 Weighted-average fund life for closed-end funds as of December 31, 2020 3 As of December 31, 2021 14

PERFORMANCE FEES 1 Accrued Performance Allocations Accrued Performance Allocations ($MM) • Solid realized performance fee income in the 4th quarter with record ($ in MM) $440 unrealized accrued performance driven by strong fund performance +202% • Quarterly realization pace and performance fees will vary based on $302 timing and market conditions $247 • Carry-eligible AUM of $13.3 billion, over 99% of FEAUM $203 $199 • Pipeline for future performance-driven Distributable Earnings is $146 $139 $124 significant Gross and Net Realized Performance 1 Allocations and Incentive Fees $40 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 ($ in MM) $35.6 $35 Net Unrealized Performance $31.0 2 Allocations by Vintage $28.5 $30 Post 2018 $25 2015 3% 22% $20 $15 2016 $10.3 5% 2018 $10 $6.5 $5.3 52% $4.4 $4.1 $5 2017 18% $- Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Gross performance fees to the Operating Company - realized 1 All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period Net performance fees to the Operating Company - realized 2 As of December 31, 2021 15

SINGLE FAMILY RENTAL STRATEGY: BRIDGE HOMES

Single-family rental assets leverage Bridge's significant expertise in residential

Summary of Transaction	• **Formation of SFR Fund Manager & Launch of Bridge SFR Strategy:** Bridge and Gorelick Brothers Capital ("GBC") principals have formed and jointly own a new investment manager to manage the SFR strategy within Bridge. **Bridge SFR Fund IV:** Bridge and GBC principals raised $240 million in a first close and completed a $660 million recapitalization of more than 2,700 homes in 14 markets, concentrated in the Sunbelt and certain Midwest markets of the United States • **Deal Close:** Both of these were closed on January 31, 2022.
Market Opportunity	• **Massive Total Addressable Market:** According to the U.S. Census, there are approximately 15 million single-family rentals in the U.S., ~2% of which are institutionally owned. Bridge sees both the opportunity to capture a large share of the overall pie, as well as grow the overall size of the pie through conversion of existing owner-occupied home inventory and newly constructed Build-to-Rent ("BTR") homes. • **America's Housing Shortage:** The continued lack of affordable housing construction coupled with surges in single-family home pricing presents a challenging environment for renters who need additional space[1] • **Demographic Tailwinds:** Bridge believes renters will drive housing demand with an increased preference for markets that provide an attractive cost of living and flexible layout
Synergies with Bridge Platform	• **Synergies within the Operating Platform:** GBC property management platform coupled with Bridge's tech enabled real estate management expertise creates economies of scale that can drive value • **Overlapping Markets:** GBC's SFR markets have material geographic overlap with Bridge's existing multifamily, opportunity zone, seniors housing and workforce and affordable housing markets • **Resident Continuity:** SFR offers a unique opportunity for Bridge to extend its strong relationship with its resident base of over 100,000 by offering them an opportunity to grow into larger spaces that multifamily apartments don't offer

[1]Green Street, SFR Housing Outlook, 3 February, 2021

16

BRIDGE INVESTMENT GROUP

LEVERAGING EXPERTISE IN RESIDENTIAL REAL ESTATE Bridge can drive investment and operating synergies across our growing cross-asset residential platform ~29,300 ~11,500 ~19,650 (1) (1) Multifamily Units Seniors Housing Units Residential Units Under Development (includes 6,539 (1) workforce/affordable units) ~18,100 ~2,700 (1) (1) Workforce / Affordable Housing Units Single Family Homes 1 As of December 31, 2021 17

FUNDRAISING HIGHLIGHTS

2021 IN REVIEW – FUNDRAISING HIGHLIGHTS Launches and Milestones • Raised a record $5.0B of total capital in 2021 vs previous high of $3.8B set in 2019 • 21% came from new institutional investors • Launches across specialized verticals create multiple touchpoints with investors: • Multifamily • Opportunity Zones • Logistics Properties • Net Lease • Single-Family Rental (January 2022) • Selected SMAs Strategy Update and Pipeline • Expanding Client Solutions Group (CSG) and deepening global market penetration • Hired two MDs in U.S., opened an EMEA office with an MD and two directors and opened a Seoul office in Asia with a Senior MD and an associate • Opened office in Luxembourg to pursue AIFM licensing to better serve EU investors Secular Demand Drivers • Continued strong demand in rental housing across the spectrum: workforce & affordable housing, multifamily, and single-family • Continued deep interest in logistics and high yielding RE Credit 19

FUNDRAISING IS A KEY GROWTH DRIVER Bridge has an active capital raising pipeline for mature and new strategies Recent Equity Raised ($ in MM) Capital Deployed ($ in MM) 2,307 2,060 1,657 1,493 1,303 1,137 1,056 998 696 610 621 392 376 212 175 129 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2020 2020 2020 2020 2021 2021 2021 2021 2020 2020 2020 2020 2021 2021 2021 2021 4 Continued momentum in the post-Covid capital 4 Consistent and efficient capital deployment over time raising environment supported by our local market knowledge and vertical integration 4 21 new prominent global institutional investors finalized fund commitments during the quarter4 Significant pipeline for new and second-generation funds should drive growing deployment volumes over time 20

TH 4 QUARTER AND YEAR END FINANCIAL REVIEW

GAAP INCOME STATEMENT

Unaudited GAAP Condensed Combined Statements of Operations

(in thousands, except shares and per share amounts)	Three Months Ended December 31, 2021	2020	Year Ended December 31, 2021	2020
Revenues:				
Fund management fees	$49,965	$32,169	$155,928	$110,235
Property management and leasing fees	16,062	14,872	69,654	59,986
Construction management fees	2,304	2,586	8,292	8,155
Development fees	1,136	651	3,703	1,966
Transaction fees, net	31,598	18,574	75,073	39,298
Insurance premiums	3,605	1,566	10,051	6,291
Other asset management and property income	2,649	1,327	7,313	6,017
Total revenues	**107,319**	**71,745**	**330,014**	**231,948**
Investment income:				
Incentive fees	1,559	-	2,469	-
Performance allocations: realized gains	8,786	28,493	80,970	42,365
Performance allocations: unrealized gains	137,638	49,758	248,647	61,803
Earnings (losses) from investments in real estate	333	929	2,132	522
Total investment income	**148,316**	**79,180**	**334,218**	**104,690**
Expenses:				
Employee compensation and benefits	41,487	33,574	142,707	100,932
Incentive fee compensation	133	-	215	-
Performance allocations compensation: realized gain	515	2,938	6,611	4,281
Performance allocations compensation: unrealized gain	20,910	7,585	31,069	8,983
Loss and loss adjustment expenses	3,729	(94)	8,075	3,119
Third-party operating expenses	7,102	6,739	33,427	28,415
General and administrative expenses	8,619	4,040	24,815	17,249
Depreciation and amortization	651	1,198	2,830	3,214
Total expenses	**83,146**	**55,980**	**249,749**	**166,193**
Other income (expense):				
Investment income (loss)	705	(114)	9,368	549
Interest income	1,093	566	3,265	1,527
Other expenses	(1,723)	-	(1,723)	-
Interest expense	(1,957)	(2,432)	(8,504)	(5,058)
Total other income (expense)	**(1,882)**	**(1,980)**	**2,406**	**(2,982)**
Income before provision for income taxes	170,607	92,965	416,889	167,463
Income tax provision	(4,821)	(427)	(8,262)	(1,006)
Net income	**165,786**	**92,538**	**408,627**	**166,457**
Net income attributable to non-controlling interests in subsidiaries of Bridge Investment Group Holdings LLC	85,259	8,961	155,922	19,535
Net income attributable to Bridge Investment Group Holdings LLC	**80,527**	**83,577**	**252,705**	**146,922**
Net income attributable to Common Control Group prior to Transactions and IPO	-	83,577	117,971	146,922
Net income attributable to non-controlling interests in Bridge Investment Group Holdings LLC subsequent to Transactions and IPO	67,604	-	111,508	-
Net Income attributable to Bridge Investment Group Holdings Inc. subsequent to Transactions and IPO	**$12,923**	**-**	**$23,226**	**-**
Earnings per share of Class A common stock - Basic and Diluted[1]	$0.52		$0.93	
Weighted-average shares of Class A common stock outstanding - Basic and Diluted[1]	22,742,137		22,515,868	

[1] Year end represents the period following the Transactions and IPO, from July 16, 2021 through December 31, 2021.

22

BRIDGE INVESTMENT GROUP

NON-GAAP INCOME STATEMENT SUMMARY Three Months Ended December 31, Year Ended December 31, Fund - level fees 2020 YoY % 2021 2020 YoY % • Strong growth recurring fund 2021 (Pro Forma) growth (Pro Forma) (Pro Forma) growth (in thousands) NON-GAAP MEASURES INCOME STATEMENT management fees driven by Fund level fee revenues 10% increase in FEAUM for Fund management fees $ 4 9,965 $ 3 2,180 $ 155,945 $ 110,277 th Transaction fees net 31,598 18,574 75,073 39,298 the 4 quarter 2021 Total Fund level fee revenues 81,563 50,754 61% 231,018 149,575 54% Net earnings from Bridge property operators 2,469 1,171 11,519 8,362 Development fees 1,136 651 3,703 1,966 • Includes $13.3M of catch-up Other asset management and property income 2,649 1,327 7,313 6,017 th fees for 4 quarter 2021 Fee Related Revenues 87,817 53,903 63% 253,553 165,920 53% Cash-based employee compensation and benefits (31,228) (21,653) (9 6,113) (70,954) Net administrative expenses (6 ,507) (1,438) (16,971) (9,825) • Transaction fees driven by Fee Related Expenses (37,735) (23,091) (113,084) (80,779) increased deployment activity Total Fee Related Earnings 50,082 30,812 63% 1 40,469 85,141 65% th Fee Related Earnings Margin 57% 57% 55% 51% in the 4 quarter Total Fee Related Earnings attributable to non-controlling interests (14,568) (8,133) (35,199) (15,267) Total Fee Related Earnings to the Operating Company 35,514 22,679 57% 105,270 69,874 51% Fee Related Earnings Fund level - performance fee revenues Realized performance allocations and incentive fees 10,345 28,493 -64% 83,439 42,377 97%• Growth driven by continued Realized performance allocations and incentive fees compensation (648) (1,704) (5,155) (2,523) FEAUM growth and stable Net realized performance allocations attributable to non-controlling interests (5,913) (15,827) (48,133) (23,830) Net insurance income (124) 1,660 1,976 3,172 margins, which include the Earnings from investments in real estate 333 909 2,092 515 impact of higher public Net interest income/(expense) and realized gain/(loss) (848) (1 ,751) (4,853) (3 ,759) company costs as well as Distributable Earnings Attributable to the Operating Company $ 38,659 $ 34,459 12% $ 134,636 $ 85,826 57% transaction costs associated with SFR Realized Performance Fees • Performance fees were driven by realizations in the Multifamily and Debt Strategies verticals 23

DISTRIBUTABLE EARNINGS AND CAPITALIZATION Balance Sheet ($ in MM) Distributable Earnings to the 1 As of December 31, 2021 Operating Company ($ in MM) Assets $45 $42.4 Current assets: $38.7 $40 $36.6 Cash and cash equivalents $ 78.4 $34.5 $35 Restricted cash 5.5 Marketable securities 8.0 $30 Receivables 149.5 $25 $21.6 Prepaid and other current assets 40.3 $20 $16.9 Total current assets 281.7 $14.8 $14.9 Accrued performance allocations 439.5 $15 Other investments 44.0 $10 Notes receivable 4.4 $5 Tenant improvements and equipment - net of 4.2 depreciation $- Intangible assets - net of depreciation 3.5 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2020 2020 2020 2020 2021 2021 2021 2021 Goodwill 9.8 Deferred tax assets 59.2 Total assets $ 846.3 Capitalization Highlights • Ample capital, a substantial amount of Liabilities unrealized performance fees and relatively low Total current liabilities $ 100.1 Notes payable, net 148.1 debt Due to affiliates 46.1 th • Declared $0.21 dividend for the 4 quarter Other long-term liabilities 2.3 • Target is to pay substantially all our after-tax Total liabilities $ 296.6 distributable earnings as dividends 1 All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period 24

Appendix Unaudited GAAP Condensed Consolidated/Combined Balance Sheet As of December 31, December 31, 2021 2020 (in thousands) ASSETS Current assets: Cash and cash equivalents $78,417 $101,830 Restricted cash 5,455 5,524 Marketable securities 8,035 5,053 Receivables 149,523 73,707 Prepaid and other current assets 40,317 5,184 Total current assets 281,747 191,298 Accrued performance allocations 439,548 199,410 Other investments 4 4,006 16,017 Notes receivable 4,364 - Tenant improvements and equipment, net of depreciation 4,126 4,158 Intangible assets, net of depreciation 3,441 4,910 Goodwill 9,830 9,830 Deferred tax assets 59,210 161 Other assets 20 228 Total assets $846,292 $426,012 LIABILITIES AND SHAREHOLDERS' EQUITY Liabilities: Current liabilities: Accrued performance allocations compensation $41,020 $22,167 Accounts payable and accrued expenses 13,586 11,137 Accrued payroll and benefits 15,107 11,614 General partner notes payable at fair value 12,003 16,458 Insurance loss reserves 8,086 4,436 Self-insurance reserves and unearned premiums 3,504 3,700 Other current liabilities 6 ,817 4 ,830 Total current liabilities 1 00,123 74,342 Notes payable, net 148,142 147,713 Due to affiliaties 46,134 - Other long-term liabilities 2,156 2,486 Total liabilities 296,555 224,541 Total shareholders'/members' equity 549,737 201,471 Total liabilities and shareholders'/members' equity $846,292 $426,012 25

Appendix Unaudited Historical Pro Forma & Actual Non-GAAP Measures 1 1 Pro Forma Actual Pro Forma Three Months Ended Year Ended ($ in thousands) 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 12/31/2020 12/31/2021 Net income $ 32,456 $ 3,624 $ 29,133 $ 9 3,171 $ 3 8,378 $ 84,031 $ 1 18,882 $ 1 65,786 $ 1 58,384 $ 407,076 Income tax provision 1 ,100 984 1,235 2,829 1 ,703 2,340 2 ,607 4,821 6 ,149 1 1,472 Income before provision for income taxes 33,556 4 ,608 3 0,368 96,000 4 0,081 86,371 121,489 1 70,607 1 64,533 4 18,548 Depreciation and amortization 672 672 672 1,198 753 727 699 651 3 ,214 2 ,830 Less: Unrealized performance allocations (18,792) 21,251 (14,626) (49,639) (14,729) (43,204) (53,042) (137,638) (61,808) (248,612) Plus: Unrealized performance allocations compensation 1 ,193 (922) 599 3,348 623 2 ,540 2,682 2 0,910 4 ,218 26,755 Less: Unrealized (gains)/losses (1,032) 72 176 225 (5,780) (317) (2,565) (705) (558) (9,367) Plus: Other Expenses - - - - - - - 1,723 - 1 ,723 Plus: Share-based compensation 2,679 2 ,678 2,679 7,287 3 ,133 16,916 2 ,452 3,592 15,324 2 6,091 Less: Net realized performance allocations attributable to non-controlling interests (2,211) (3,193) (2,599) (15,827) (4,486) (20,593) (12,154) (14,568) (23,830) (51,800) Less: Net income attributable to non-controlling interests in subsidiaries (1,221) (3,544) (2,368) (8,133) (2,648) (5,829) (17,142) (5,913) (15,267) (31,532) Distributable Earnings attributable to the Operating Company $ 1 4,844 $ 2 1,622 $ 1 4,901 $ 3 4,459 $ 1 6,947 $ 3 6,611 $ 4 2,419 $ 3 8,659 $ 8 5,826 $ 134,636 Realized performance allocations and incentive fees (4,111) (5,336) (4,437) (28,493) (6,467) (35,629) (30,999) (10,345) (42,377) (83,439) Realized performance allocations and incentive fees compensation 248 293 278 1,704 429 2 ,223 1,855 648 2,523 5 ,155 Net realized performance allocations attributable to non-controlling interests 2 ,211 3,193 2 ,599 1 5,827 4 ,486 20,593 17,142 5,913 23,830 48,133 Net insurance income (574) (253) (685) (1,660) (1,108) 110 (1,101) 124 (3,172) (1,976) (Earnings) losses from investments in real estate 456 102 (163) (909) 43 (980) (823) (333) (515) (2,092) Net interest (income)/expense and realized (gain)/loss 690 8 1,310 1,751 630 1,995 1,381 848 3 ,759 4 ,853 Net income attributable to non-controlling interests 1,221 3 ,544 2,368 8 ,133 2,648 5 ,829 1 2,154 14,568 1 5,267 3 5,199 Total Fee Related Earnings $ 14,985 $ 2 3,173 $ 1 6,171 $ 3 0,812 $ 1 7,608 $ 3 0,752 $ 4 2,028 $ 5 0,082 $ 85,141 $ 140,469 Less: Total Fee Related Earnings attributable to non-controlling interests (1,221) (3,544) (2,368) (8,133) (2,648) (5,829) (12,154) (14,568) (15,267) (35,199) Total Fee Related Earnings to the Operating Company $ 1 3,764 $ 19,629 $ 13,803 $ 22,679 $ 1 4,960 $ 24,923 $ 29,874 $ 3 5,514 $ 69,874 $ 105,270 ¹ Pro forma assumes the Transactions and IPO occurred prior to reported period 26

Appendix Unaudited Historical Pro Forma & Actual Non-GAAP Measures 1 1 Pro Forma Actual Pro Forma Three Months Ended Year Ended ($ in thousands) 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 12/31/2020 12/31/2021 Fund-level fee revenues Fund management fees $ 25,740 $ 2 5,723 $ 2 6,635 $ 32,180 $ 3 0,860 $ 3 4,545 $ 4 0,576 $ 49,965 $ 1 10,277 $ 1 55,945 Transaction fees 7 ,345 8,294 5,085 1 8,574 5,326 1 6,242 2 1,907 3 1,598 39,298 7 5,073 Total net fund level fee revenues 3 3,085 3 4,017 3 1,720 5 0,754 36,186 50,787 6 2,483 8 1,563 149,575 2 31,018 Net earnings from Bridge property operators 1 ,495 3 ,308 2 ,388 1 ,171 2 ,094 1 ,988 4 ,969 2,469 8 ,362 1 1,519 Development fees 205 373 738 651 386 1,163 1 ,018 1,136 1,966 3,703 Other asset management and property income 1 ,200 2 ,343 1,147 1 ,327 1 ,520 1 ,611 1 ,533 2,649 6 ,017 7,313 Fee Related Revenues 3 5,985 4 0,041 35,993 53,903 4 0,186 55,549 7 0,003 8 7,817 1 65,920 253,553 Cash-based employee compensation and benefits (18,269) (14,280) (16,754) (21,653) (20,308) (21,403) (23,173) (31,228) (70,954) (96,113) Net administrative expenses (2,731) (2,588) (3,068) (1,438) (2,270) (3,394) (4,802) (6,507) (9,825) (16,971) Fee Related Expenses (21,000) (16,868) (19,822) (23,091) (22,578) (24,797) (27,975) (37,735) (80,779) (113,084) Total Fee Related Earnings 14,985 2 3,173 1 6,171 30,812 1 7,608 3 0,752 4 2,028 5 0,082 8 5,141 140,469 Net income attributable to non-controlling interests (1,221) (3,544) (2,368) (8,133) (2,648) (5,829) (12,154) (14,568) (15,267) (35,199) Total Fee Related Earnings to the Opearting Company 1 3,764 1 9,629 1 3,803 2 2,679 1 4,960 2 4,923 2 9,874 3 5,514 6 9,874 105,270 Realized performance allocations and incentive fees 4 ,111 5,336 4 ,437 2 8,493 6,467 35,629 3 0,999 1 0,345 42,377 83,439 Realized performance allocations and incentive fees compensation (248) (293) (278) (1,704) (429) (2,223) (1,855) (648) (2,523) (5,155) Net realized performance allocations attributable to non-controlling interests (2,211) (3,193) (2,599) (15,827) (4,486) (20,593) (17,142) (5,913) (23,830) (48,133) Net insurance income 574 253 685 1,660 1,108 (110) 1 ,101 (124) 3,172 1,976 Earnings (losses) from investments in real estate (456) (102) 163 909 (43) 980 823 333 515 2,092 Net interest income/(expense) and realized gain/(loss) (690) (8) (1,310) (1,751) (630) (1,995) (1,381) (848) (3,759) (4,853) Distributable Earnings attributable to the Operating Company $ 14,844 $ 2 1,622 $ 1 4,901 $ 3 4,459 $ 1 6,947 $ 3 6,611 $ 4 2,419 $ 3 8,659 $ 8 5,826 $ 1 34,636 ¹ Pro forma assumes the Transactions and IPO occurred prior to reported period 27

Appendix Unaudited Historical Pro Forma & Actual Reconciliation of Non-GAAP Distributable Earnings per Share 1 1 Pro Forma Actual Pro Forma Three Months Ended Year Ended ($ thousands, except per share and per share amounts) 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 12/31/2020 12/31/2021 Numerator Distributable Earnings ( DE ) attributable to the Operating Company $ 14,844 $ 2 1,622 $ 14,901 $ 3 4,459 $ 16,947 $ 36,611 $ 4 2,419 $ 3 8,659 $ 85,826 $ 1 34,636 Less: DE attributable to non-controlling interest in the Operating Company 1 1,498 16,748 11,542 2 6,692 13,127 2 8,359 3 3,792 2 9,957 6 6,481 1 05,235 Proforma DE attributable to Bridge Investment Group Holdings Inc. 3 ,346 4,874 3,359 7 ,767 3 ,820 8,252 8 ,627 8 ,702 1 9,345 2 9,401 Less: Income allocated to participating Restricted Shares 291 424 292 676 332 718 823 743 1 ,683 2 ,616 Proforma DE available to common shareholders--Basic and Diluted 3,055 4 ,450 3,067 7 ,091 3,488 7 ,534 7,804 7 ,959 17,662 2 6,785 Less: Tax expense 764 1,112 767 1 ,773 872 1,884 1,951 1,990 4 ,416 6,696 Proforma after-tax DE available to common shareholders--Basic and Diluted 2,291 3 ,337 2,300 5 ,319 2,616 5 ,651 5,853 5,969 13,247 20,089 Denominator Weighted-average shares of Class A Common stock outstanding--Basic and Diluted 2 2,284,351 2 2,284,351 2 2,284,351 22,284,351 22,284,351 22,284,351 2 2,284,351 22,742,137 2 2,284,351 22,515,868 After-Tax Non-GAAP Distributable Earnings Per Share Basic and Diluted $ 0 .10 $ 0.15 $ 0.10 $ 0.24 $ 0 ..12 $ 0 .25 $ 0 .26 $ 0.26 $ 0.59 $ 0.89 ¹ Pro forma assumes the Transactions and IPO occurred prior to reported period 28

Appendix Non-GAAP to GAAP Reconciliation - Historical Pro Forma & Actual 1 1 Pro Forma Actual Pro Forma Three Months Ended Year Ended ($ in thousands) 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 12/31/2020 12/31/2021 Cash-based employee compensation and benefits $ 1 8,269 $ 14,280 $ 16,754 $ 21,653 $ 20,308 $ 2 1,403 $ 2 3,173 $ 3 1,228 $ 7 0,954 $ 9 6,113 Compensation expense of Bridge property operators 6 ,038 5,172 5 ,685 6 ,925 6,002 6 ,279 6,138 6 ,667 2 3,820 2 5,086 Share based compensation 2,679 2 ,678 2 ,679 7 ,287 3,133 16,916 2,452 3 ,592 1 5,324 2 6,091 Employee compensation and benefits $ 26,986 $ 22,130 $ 25,118 $ 35,865 $ 2 9,443 $ 44,598 $ 31,763 $ 4 1,487 $ 1 10,098 $ 1 47,290 Administrative expenses, net of Bridge property operators $ 2,731 $ 2 ,588 $ 3,068 $ 1 ,438 $ 2 ,270 $ 3,394 $ 4 ,802 $ 6 ,507 $ 9 ,825 $ 1 6,971 Administrative expenses of Bridge property operators 1 ,960 1,476 1 ,380 2,601 1 ,830 1 ,997 1 ,901 2 ,112 7,417 7 ,840 General and administrative expenses $ 4,691 $ 4 ,064 $ 4 ,448 $ 4,039 $ 4 ,100 $ 5 ,391 $ 6,703 $ 8,619 $ 1 7,242 $ 2 4,811 Unrealized gains/(losses) $ 1 ,032 $ (72) $ (176) $ (225) $ 5 ,780 $ 317 $ 2 ,565 $ 705 $ 558 $ 9 ,367 Other expenses from Bridge property operators (31) (21) (53) (22) (21) (19) (18) (16) (127) (74) Net interest income/(expense) and realized gain/(loss) (690) (8) (1,310) (1,751) (630) (1,995) (1,381) (848) (3,759) (4,853) Othe expenses - - - - - - - (1,723) - (1,723) Total other income (expense) $ 311 $ (101) $ (1,539) $ (1,998) $ 5 ,129 $ (1,697) $ 1 ,166 $ (1,882) $ (3,328) $ 2 ,717 Net income attributable to non-controlling interests in subsidiaries $ 1 ,221 $ 3,544 $ 2 ,368 $ 8,133 $ 2 ,648 $ 5,829 $ 12,154 $ 1 4,568 $ 1 5,267 $ 3 5,199 Realized performance allocations attributable to non-controlling interests 2,211 3,193 2,599 1 5,827 4 ,486 20,593 1 7,142 5,913 23,830 4 8,133 Unrealized performance allocations attributable to non-controlling interests 1 0,782 (16,724) 10,118 28,994 9,586 25,517 3 1,605 6 4,778 33,170 131,487 Total net income attributable to non-controlling interests $ 1 4,214 $ (9,987) $ 1 5,085 $ 5 2,954 $ 1 6,720 $ 5 1,939 $ 6 0,901 $ 8 5,259 $ 7 2,267 $ 2 14,819 ¹ Pro forma assumes the Transactions and IPO occurred prior to reported period 29

Appendix AUM Roll Forward (Unaudited) Three Months Year Ended Ended December 31, December 31, 2021 (in millions) 2021 Balance as of beginning of period $ 31,782 $25,214 1 New capital / commitments raised 2,307 5,031 2 Distributions / return of capital (535) (1,196) 3 Change in fair value and acquisitions 2,761 7,266 AUM as of end of period $ 36,315 $ 36,315 % Change 14% 44% FEAUM Roll Forward (Unaudited) Three Months Year Ended Ended December 31, December 31, 2021 (in millions) 2021 Balance as of beginning of period $ 12,129 $ 10,214 4 Increases (capital raised/deployment) 1,722 4,545 Changes in fair market value (5) (26) 5 Decreases (liquidations/other) (483) (1,370) FEAUM as of end of period $ 13,363 $ 13,363 % Change 10% 31% 1 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 2 Liquidations / distributions generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 3 Market activity and other generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 4 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee-earning when raised or deployed, respectively, including any reinvestments in our open-ended vehicles. 5 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. 30

Appendix FEAUM by Fund (Unaudited) December 31, (in millions) 2019 2020 2021 Bridge Multifamily Fund III $527 $401 $269 Bridge Multifamily III JV Partners 13 10 4 Bridge Multifamily Fund IV 1,579 1,574 1,284 Bridge Multifamily Fund V - - 976 Bridge Workforce Fund I 608 499 556 Bridge Workforce Fund II - 166 915 Bridge Opportunity Zone Fund I 466 482 482 Bridge Opportunity Zone Fund II 414 408 408 Bridge Opportunity Zone Fund III - 1,028 1,019 Bridge Opportunity Zone Fund IV - - 1,490 Bridge Office Fund I 548 500 499 Bridge Office I JV Partners 154 154 130 Bridge Office Fund II 81 89 176 Bridge Office II JV Partners 7 21 6 Bridge Seniors Housing Fund I 626 626 626 Bridge Seniors Housing Fund II 937 769 805 Bridge Seniors Housing Fund III - 33 33 Bridge Debt Strategies Fund I 48 41 - Bridge Debt Strategies I JV Partners 18 18 18 Bridge Debt Strategies Fund II 933 678 354 Bridge Debt Strategies II JV Partners 408 343 195 Bridge Debt Strategies Fund III 1,279 1,549 1,286 Bridge Debt Strategies III JV Partners 81 416 308 Bridge Debt Strategies Fund IV - 305 1,133 Bridge Debt Strategies IV JV Partners - - 129 Bridge Net Lease Fund - - 29 Bridge Logistics US Venture I - - 110 Bridge Agency MBS Fund - 104 123 Total FEAUM by Fund $8,727 $10,214 $13,363 31

Appendix Fund Performance Summary - As of December 31, 2021 (in billions $) Fund Unreturned Total Investments Fund Gross Fund Net Closed-End Funds (1) Committed Drawn Capital Cumulative Realized Remaining Unrealized Total Fair Value TFV (Investment Period Beginning, Ending Date) Capital (2) + Accrued Pref (3) Invested Capital (4) Proceeds (5) Fair Value (6) MOIC (7) (TFV) (8) MOIC (9) IRR (10) IRR (11) Equity Strategies Funds Multifamily Bridge Multifamily I (Mar 2009, Mar 2012) 124 - 150 280 - N/A 2 80 1.87x 21.0% 15.3% Bridge Multifamily II (Apr 2012, Mar 2015) 596 - 605 1,264 - N/A 1,264 2.09x 30.2% 23.4% Bridge Multifamily III (Jan 2015, Jan 2018) 912 - 875 1,420 690 3.03x 2,111 2.41x 28.2% 21.6% Bridge Multifamily IV (Jun 2018, Jun 2021) 1 ,590 1,451 1,338 180 2 ,430 1.95x 2 ,610 1.95x 44.7% 34.4% Total Multifamily Funds 3,221 1,451 2,968 3 ,145 3,121 2.13x 6,266 2.11x 29.6% 23.2% Bridge Workforce Housing I (Aug 2017, Aug 2020) 619 636 558 81 1,118 2.15x 1,199 2.15x 40.1% 32.2% Office Bridge Office I (Jul 2017, Jul 2020) 573 615 596 1 67 576 1.24x 743 1.25x 8.6% 5.8% Bridge Office II (Dec 2019, Dec 2021) 208 154 182 19 234 1.39x 252 1.39x 33.3% 25.8% Total Office Funds 781 769 777 185 809 1.27x 995 1.28x 11.1% 7.8% Seniors Housing Bridge Seniors I (Jan 2014, Jan 2018) 578 769 632 303 562 1.34x 865 1.37x 6.9% 4.4% Bridge Seniors II (Mar 2017, Mar 2020) 820 824 710 159 774 1.31x 933 1.31x 10.1% 6.8% Total Seniors Housing Funds 1 ,399 1,593 1,342 462 1,336 1.32x 1,798 1.34x 8.1% 5.3% Total Equity Strategies Funds 6,020 4,449 5,645 3 ,873 6,384 1.74x 10,257 1.82x 24.0% 18.0% Debt Strategies Bridge Debt I (Sep 2014, Sep 2017) 132 - 219 247 17 1.22x 264 1.20x 8.4% 6.3% Bridge Debt II (July 2016, July 2019) 1,002 389 2,335 2,404 395 1.34x 2,799 1.20x 11.8% 9.3% Bridge Debt III (May 2018, May 2021) 1,624 1,350 5,363 4,527 1,400 1.24x 5,927 1.11x 14.2% 11.1% Total Debt Strategies Funds 2,757 1,739 7,917 7,178 1,812 1.27x 8 ,990 1.14x 12.6% 9.9% Grand Total Closed-End Funds 8,777 6,189 13,562 11,051 8,196 1.58x 19,247 1.42x 21.1% 15.8% Notes: 1. Does not include performance for (i) Opportunity Zone funds, as such funds are invested in active development projects and 7. Unrealized MOIC represents the Multiple of Invested Capital (“MOIC”) for RFV before management fees, expenses and have minimal stabilized assets, or (ii) funds that are currently raising capital, including our open-ended funds. carried interest, divided by the remaining invested capital attributable to those unrealized investments. The returns presented above are those of the primary funds in each platform and not those of the Company. An investment in 8. Total Fair Value (“TFV”) represents the sum of Realized Proceeds and Remaining Fair Value, before management fees, our Class A common stock is not an investment in any of our funds. The historical returns attributable to our platforms are expenses and carried interest. presented for illustrative purposes only and should not be considered as indicative of the future returns of our Class A 9. TFV MOIC represents MOIC for Total Fair Value before management fees, expenses and carried interest, divided by common stock or any of our current or future funds. Cumulative Invested Capital. 2. Fund Committed Capital represents total capital commitments to the fund, excluding joint ventures or separately managed 10. Gross IRR is an annualized realized and unrealized fund-level return to fund investors of all investments, gross of management accounts. fees and carried interest 3. Unreturned Drawn Capital and Accrued Pref represents the amount the fund needs to distribute to its investors as a return of 11. Net IRR is an annualized realized and unrealized return to fund investors (including GP affiliated fund investors that pay capital and a preferred return before it is entitled to receive performance fees or allocations from the fund. reduced or no fees), net of management fees, expenses and carried interest. Net return information reflects average fund 4. Cumulative Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of level returns, which may differ from actual investor level returns due to timing, variance in fees paid by investors, and other investments). investor-specific investment costs such as taxes. 5. Realized Proceeds represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. 6. Remaining Fair Value (“RFV”) is the estimated liquidation values of remaining fund investments that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Remaining Fair Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Remaining Fair Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months from investment. 32

Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q4 2021 February 28, 2022 GAAP Shares of Common Stock Outstanding 22,742,137 23,118,321 Shares Outstanding • February 28, 2022 share Unvested Participating Shares of Common Stock 2,434,162 5,078,231 count includes the impact Total Participating Shares of Common Stock 25,176,299 28,196,552 of: Participating Partnership Units 85,411,749 97,412,457 • 2019 profit interests converted Unvested Participating Partnership Units 1,260,556 3,150,332 Total Shares Outstanding 111,848,604 128,759,341 on January 1, 2022 Shareholder Dividends of 14.0 million ($ in thousands, except per share data) shares and units; Q4 2021 • January 2022 Distributable Earnings Attributable to the Operating Company $38,659 Less: DE attributable to non-controlling interests in Operating Company restricted share subsequent to Transactions and IPO (30,190) awards of 2.2 DE before Certain Payables Attributable to Common Stockholders $8,469 million shares; and Less: Other Payables Attributable to Common Stockholders (2,117)• 0.7 million units DE Attributable to Participating Common Stockholders $6,352 issued in the acquisition of SFR Total Participating Shares of Common Stock 28,196,552 DE per Share $ 0.23 Less: Retained Capital per Share (0.02) Dividend per Share $ 0.21 Record Date March 11, 2022 Payable Date March 25, 2022 33

Appendix Reconciliation of Earnings per Share to Distributable Earnings per Share Q4 2021 Amount per ($ in thousands, except per share data) Amount # of Shares Share Net Income Available to Common Stockholders $11,674 22,742,137 $0.51 Add: Income Allocated to Participating Shares of Restricted Stock 1,249 Net Income Attributable to Bridge Investment Group Holdings Inc. 12,923 25,176,299 $0.51 Net income attributable to non-controlling interests in Operating Company 67,604 Net income attributable to Common Control Group prior to Transactions and IPO - Net income attributable to non-controlling interests in subsidiaries of Operating Company 85,259 Net income 165,786 111,848,604 $1.48 Income tax provision 4,821 Income before provision for income taxes 170,607 111,848,604 $1.53 Depreciation and amortization 651 Less: Unrealized performance allocations (137,638) Plus: Unrealized performance allocations compensation 20,910 Less: Unrealized (gains)/losses (705) Plus: Other expenses 1,723 Plus: Share-based compensation 3,592 Less: Net realized performance allocations attributable to non-controlling interests (14,568) Less: Net income attributable to non-controlling interests in subsidiaries of Operating Company (5,913) Distributable Earnings attributable to the Operating Company 38,659 111,848,604 $0.35 Less: DE attributable to Common Control Group prior to Transactions and IPO - Less: DE attributable to non-controlling interests in Operating Company subsequent to Transactions and IPO (29,957) 86,672,305 0.35 Distributable Earnings attributable to Bridge Investment Group Holdings Inc. 8,702 25,176,299 $0.35 34

Appendix – Non-Controlling Interests Historical - For the three months ended December 31, 2021 (in thousands) Profits Interest Performance • Collapses over the next three years NON-GAAP MEASURES INCOME STATEMENT Total Fund Management income Fund-level fee revenues • 2019 profit interests converted Fund management fees $ - $ 49,965 $ 49,965 on January 1, 2022 Transaction fees net - 31,598 31,598 Total Fund-level fee revenues - 81,563 81,563 Net earnings from Bridge property operators - • Will result in a reduction in NCI and 2,469 2,469 Development fees - 1,136 1,136 increase in Net Income to the Other asset management and property income - 2,649 2,649 Operating Company Fee Related Revenues - 87,817 87,817 Cash-based employee compensation and benefits - (31,228) (31,228) Net administrative expenses - (6,507) (6,507) • Will result in an increase in share Fee Related Expenses - (37,735) (37,735) count; however, expected to be Total Fee Related Earnings - 50,082 50,082 Fee Related Earnings Margin 57% 57% antidilutive to public shareholders Total Fee Related Earnings attributable to non-controlling interests from 2019 Profits Interests - (10,210) (10,210) Total Fee Related Earnings attributable to non-controlling interests from 2020 Profits Interests - (1,509) (1,509) Total Fee Related Earnings attributable to non-controlling Performance Income interests from 2021 Profits Interests - (2,597) (2,597) • The Operating Company receives 24% Total Fee Related Earnings attributable to non-controlling interests from operating subsidiaries - (252) (252) to 40% of the gross performance Total Fee Related Earnings to the Operating Company - 35,514 35,514 allocations Realized performance allocations and incentive fees 10,345 - 10,345 Realized performance allocations and incentive fees compensation (648) - (648) Net realized performance allocations attributable to non- controlling interests (5,913) - (5,913) Net insurance income - (124) (124) Earnings from investments in real estate - 333 333 Net interest income/(expense) and realized gain/(loss) - (838) (838) Distributable Earnings Attributable to the Operating Company $ 38,659 $ 34,875 $ 3,784 35

Glossary Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the Assets Under contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles Management and those of Bridge affiliates). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making Distributable Earnings resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, net income attributable to non- controlling interests, charges (credits) related to corporate actions and non-recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in Fee-Earning AUM our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability of to generate profits from fee-based Fee Related Earnings revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income, net insurance income, earnings from investments in real estate, net interest (interest income less interest expense), net realized gain/(loss), and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. 36

Glossary (cont’d) Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with Fee Related Expenses U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, and expenses attributable to non-controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is comprised of fund management fees, transaction Fee Related Revenues fees net of any third-party operating expenses, net earnings from Bridge property operators, development fees, and other asset management and property income. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, Fund Management Fees invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of Operating Company real estate-related services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are Sponsored Funds structured to pay fees. 37